Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

GLOBANT S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common shares, nominal value $1.20 per share	Rule 457(c) and Rule 457(h)	2,000,000	$191.57	$383,145,000	0.00014760	$56,552.20
Total Offering Amounts					$383,145,000		$56,552.20
Total Fee Offsets							--
Net Fee Due							$56,552.20

(1)	This registration statement on Form S-8 covers 2,000,000 common shares, $1.20 par value per share (the “Common Shares”) of Globant S.A. (the “Registrant”) which may be offered or sold under the Globant S.A. 2024 Equity Incentive Plan (the “2024 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Common Shares, which become issuable under the 2024 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Common Shares. Any Common Shares covered by an award granted under the 2024 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Common Shares that may be issued under the 2024 Plan.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. For shares registered with respect to future awards to be granted under the 2024 Plan, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on July 24, 2024.